Exhibit 99.1
NEWS BULLETIN FROM:

FOR IMMEDIATE RELEASE

CalAmp Reports Record Fiscal 2016 Second Quarter Financial Results

OXNARD, CA, October 1, 2015 -- CalAmp (NASDAQ: CAMP), a leading provider of wireless products, services and solutions, today reported results for its second quarter ended August 31, 2015. Highlights include:

●	Consolidated revenue up 18% year-over-year to a record $69.8 million
●	Wireless Datacom revenue up 23% year-over-year to a record $61.8 million
●	GAAP net income up 7% year-over-year with diluted GAAP EPS of $0.10
●	Adjusted Basis (non-GAAP) net income up 30% with diluted non-GAAP EPS of $0.27
●	Adjusted EBITDA margin of 16.9% compared to 14.1% in the second quarter last year
●	Operating cash flow of $12.4 million compared to $8.7 million in the second quarter last year
●	Total cash and marketable securities balance at August 31, 2015 of $218 million

Commenting on the second quarter fiscal 2016 results, Michael Burdiek, CalAmp's President and Chief Executive Officer, said, “We had an outstanding second quarter, posting record revenues of $69.8 million and a 30% year-over-year increase in non-GAAP net income. Our continued operational execution resulted in Adjusted EBITDA of $11.8 million and operating cash flow of $12.4 million. During the quarter we experienced robust demand for our Mobile Resource Management (MRM) products from fleet management and asset tracking customers, along with solid growth in our Wireless Networks business. Our Satellite segment revenues were in-line with expectations while a favorable product mix drove higher gross margins and strong profitability. Our momentum exiting the quarter, coupled with an expanding pipeline of opportunities, is providing CalAmp with a strong tailwind heading into the second half of fiscal 2016.”

Fiscal 2016 Second Quarter Results
Total revenue for the fiscal 2016 second quarter was a record $69.8 million compared to $59.2 million for the second quarter of fiscal 2015. Wireless Datacom revenue increased to $61.8 million from $50.2 million in the same period last year, while Satellite revenue was $8.0 million in the second quarter compared to $9.0 million in the comparable quarter last year.

Consolidated gross profit for the fiscal 2016 second quarter was $25.3 million, an increase of $4.8 million over the same quarter last year, primarily attributable to higher Wireless Datacom revenue. Consolidated gross margin was 36.2% in the fiscal 2016 second quarter, compared to 34.6% in the second quarter last year.

CalAmp Reports Fiscal 2016 Second Quarter Results
October 1, 2015

GAAP net income for the fiscal 2016 second quarter was $3.5 million, or $0.10 per diluted share, compared to net income of $3.3 million, or $0.09 per diluted share, in the second quarter of last year. Although the Company’s GAAP-basis effective tax rate of 37.0% in the latest quarter approximates the combined US federal and state statutory tax rate, the Company’s pretax income is still largely sheltered from taxation by net operating loss and research and development tax credit carryforwards, and is expected to remain so for the next several years.

Non-GAAP net income for the fiscal 2016 second quarter was $9.8 million, or $0.27 per diluted share, compared to non-GAAP earnings of $7.5 million, or $0.21 per diluted share, for the second quarter last year. Non-GAAP net income excludes the impact of intangibles amortization expense, stock-based compensation expense and non-cash interest expense in the form of debt discount amortization, and includes an income tax provision for cash taxes paid or payable for the period. A reconciliation of the GAAP-basis pretax income to the non-GAAP net income and earnings per diluted share is provided in the table at the end of this press release.

Liquidity
As of August 31, 2015, the Company had total cash and marketable securities of $217.7 million and total debt outstanding of $136.7 million. Net cash provided by operating activities was $12.4 million during the second quarter and $28.8 million for the first six months of fiscal 2016, up from $16.1 million for the first six months of fiscal 2015. The unused borrowing capacity on CalAmp’s bank revolver at quarter-end was $15 million.

Business Outlook
Commenting on the Company's business outlook, Mr. Burdiek said, “Looking at our fiscal 2016 third quarter, we expect to achieve consolidated revenue in the range of $71 to $76 million. We expect our Wireless Datacom and Satellite segment revenues in the third quarter to be solidly higher on both a sequential quarter and year-over-year basis. At the bottom line, we expect third quarter GAAP-basis net income in the range of $0.08 to $0.12 per diluted share and non-GAAP net income in the range of $0.26 to $0.30 per diluted share.”

Mr. Burdiek continued, “For our fiscal 2016 full-year outlook, we continue to expect consolidated revenues to gain momentum as the year progresses. Full-year revenues are expected to be in the range of $281 to $289 million, driven by continued growth in our Wireless Datacom segment and a much stronger second half in our Satellite segment. Our increasing scale, impressive roster of global enterprise customers and ongoing strategic investments position us well to sustain our momentum into fiscal 2017 and beyond.”

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2016 second quarter financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. CalAmp's President and CEO Michael Burdiek and CFO Rick Vitelle will host the conference call. Participants can listen in via webcast by visiting the Investor Relations section of CalAmp's website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call.

CalAmp Reports Fiscal 2016 Second Quarter Results
October 1, 2015

The conference call can also be accessed by dialing 877-407-0784 (+1 201-689-8560 for international callers) and using the Conference ID# 13617853. Following the call, an audio replay will also be available by calling 877-870-5176 or +1 858-384-5517 and entering the Conference ID# 13617853. The audio replay will be available through October 8, 2015.

About CalAmp
CalAmp (NASDAQ: CAMP) is a proven leader in providing wireless communications solutions to a broad array of vertical market applications and customers. CalAmp’s extensive portfolio of intelligent communications devices, robust and scalable cloud service platform, and targeted software applications streamline otherwise complex Machine-to-Machine (M2M) deployments. These solutions enable customers to optimize their operations by collecting, monitoring and efficiently reporting business critical data and desired intelligence from high-value mobile and remote assets. For more information, please visit www.calamp.com.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions and uncertainties in the geopolitical environment, product demand, competitive pressures and pricing declines in our Wireless Datacom and Satellite segments, fluctuations in product demand from a key OEM customer in the heavy equipment industry, the timing and acceptance of customer approvals of new product designs, intellectual property infringement claims, interruption or failure of our Internet-based systems used to wirelessly configure and communicate with the tracking and monitoring devices that we sell, changes in wireless transmission standards and technologies including 3G and 4G standards, dependence on third-party manufacturers and component suppliers in foreign countries, and other risks or uncertainties that are described in our Annual Report on Form 10-K filed on April 21, 2015 with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT CALAMP:	AT ADDO COMMUNICATIONS:
Garo Sarkissian	Lasse Glassen
SVP, Corporate Development	(424) 238-6249
(805) 987-9000	lasseg@addocommunications.com

CalAmp Reports Fiscal 2016 Second Quarter Results
October 1, 2015

CAL AMP CORP.
CONSOLIDATED INCOME STATEMENTS
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2015	2014	2015	2014
Revenues	$69,808	$59,210	$135,237	$118,191

Cost of revenues	44,505	38,714	86,408	77,476

Gross profit	25,303	20,496	48,829	40,715

Operating expenses:
Research and development	4,995	5,016	9,560	10,134
Selling	5,847	4,921	11,345	10,098
General and administrative	4,908	3,892	9,683	7,529
Intangible asset amortization	1,655	1,634	3,299	3,317
	17,405	15,463	33,887	31,078
Operating income	7,898	5,033	14,942	9,637

Non-operating income (expense):
Interest income (expense), net	(2,323)	5	(2,943)	(96)
Other income (expense)	(18)	(9)	(29)	5
	(2,341)	(4)	(2,972)	(91)
Income before income taxes	5,557	5,029	11,970	9,546

Income tax provision	(2,058)	(1,751)	(4,412)	(3,575)

Net income	$3,499	$3,278	$7,558	$5,971

Earnings per share:
Basic	$0.10	$0.09	$0.21	$0.17
Diluted	$0.10	$0.09	$0.21	$0.16

Shares used in computing earnings per share:
Basic	36,135	35,732	36,049	35,652
Diluted	36,716	36,472	36,691	36,498

BUSINESS SEGMENT INFORMATION
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2015	2014	2015	2014
Revenues
Wireless DataCom	$61,819	$50,204	$119,645	$98,051
Satellite	7,989	9,006	15,592	20,140
Total revenues	$69,808	$59,210	$135,237	$118,191

Gross profit
Wireless DataCom	$23,098	$18,047	$44,686	$35,362
Satellite	2,205	2,449	4,143	5,353
Total gross profit	$25,303	$20,496	$48,829	$40,715

Operating income
Wireless DataCom	$7,917	$4,657	$15,215	$8,325
Satellite	1,169	1,300	1,981	3,156
Corporate expenses	(1,188)	(924)	(2,254)	(1,844)
Total operating income	$7,898	$5,033	$14,942	$9,637

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CalAmp Reports Fiscal 2016 Second Quarter Results
October 1, 2015

CAL AMP CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	August 31,	February 28,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$100,098	$34,184
Short-term marketable securities	104,984	10,177
Accounts receivable, net	45,802	47,917
Inventories	22,572	18,666
Deferred income tax assets	11,489	11,367
Prepaid expenses and other current assets	4,011	5,110
Total current assets	288,956	127,421
Long-term marketable securities	12,569	-
Property, equipment and improvements, net	11,349	10,525
Deferred income tax assets, less current portion	18,740	23,455
Goodwill	16,508	15,483
Other intangible assets, net	20,297	22,596
Other assets	3,969	3,137

	$372,388	$202,617

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$97	$688
Accounts payable	33,499	24,012
Accrued payroll and employee benefits	4,884	5,522
Deferred revenue	9,099	10,748
Other current liabilities	6,139	6,035

Total current liabilities	53,718	47,005

Long-term debt	136,557	-
Other non-current liabilities	5,781	4,227

Stockholders' equity:
Common stock	366	362
Additional paid-in capital	225,266	207,881
Accumulated deficit	(49,235)	(56,793)
Accumulated other comprehensive loss	(65)	(65)

Total stockholders' equity	176,332	151,385

	$372,388	$202,617

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CalAmp Reports Fiscal 2016 Second Quarter Results
October 1, 2015

CAL AMP CORP.
CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited - In thousands)

	Six Months Ended
	August 31,
	2015	2014
Cash flows from operating activities:
Net income	$7,558	$5,971
Depreciation and amortization	4,974	4,640
Stock-based compensation expense	2,609	1,756
Amortization of debt discount and issuance costs	2,019	280
Deferred tax assets, net	4,106	3,384
Other	7	42
Changes in operating working capital	7,489	(8)

Net cash provided by operating activities	28,762	16,065

Cash flows from investing activities:
Purchases of marketable securities, net of redemptions	(107,376)	(4,572)
Capital expenditures	(2,576)	(3,367)
Acquisition of Crashboxx	(1,500)	-

Net cash used in investing activities	(111,452)	(7,939)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	172,500	-
Payments of debt issuance costs	(5,291)	-
Purchase of convertible note hedges	(31,343)	-
Proceeds from issuance of warrants	15,991	-
Payment of acquisition-related note and contingent consideration	(1,262)	(1,591)
Taxes paid related to net share settlement of vested equity awards	(2,478)	(3,013)
Proceeds from exercise of stock options	487	541

Net cash provided (used) by financing activities	148,604	(4,063)

Net change in cash and cash equivalents	65,914	4,063

Cash and cash equivalents at beginning of period	34,184	19,233

Cash and cash equivalents at end of period	$100,098	$23,296

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CalAmp Reports Fiscal 2016 Second Quarter Results
October 1, 2015

CAL AMP CORP.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
(Unaudited)

"GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis Net Income, Adjusted Basis Net Income Per Diluted Share, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation), and Adjusted EBITDA Margin. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of the GAAP Basis Pretax Income to Adjusted Basis (non-GAAP) Net Income is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2015	2014	2015	2014
GAAP basis pretax income	$5,557	$5,029	$11,970	$9,546

Amortization of intangible assets	1,655	1,634	3,299	3,317
Stock-based compensation expense	1,389	936	2,609	1,756
Non-cash interest expense from amortization of debt discount	1,353	-	1,736	-
Pretax income (non-GAAP basis)	9,954	7,599	19,614	14,619

Income tax provision (non-GAAP basis) (a)	(116)	(65)	(287)	(190)
Adjusted Basis net income	$9,838	$7,534	$19,327	$14,429

Adjusted Basis net income per diluted share	$0.27	$0.21	$0.53	$0.40

Weighted average common shares outstanding
on diluted basis	36,716	36,472	36,691	36,498

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating loss and tax credit carryforwards.

The reconciliation of pretax income, the most directly comparable GAAP financial measure, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin, are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2015	2014	2015	2014
GAAP basis pretax income	$5,557	$5,029	$11,970	$9,546

Interest expense (income), net	2,323	(5)	2,943	96
Depreciation expense	883	748	1,675	1,323
Amortization of intangible assets	1,655	1,634	3,299	3,317
Stock-based compensation expense	1,389	936	2,609	1,756
Adjusted EBITDA	$11,807	$8,342	$22,496	$16,038

Revenue	$69,808	$59,210	$135,237	$118,191

EBITDA Margin	16.9%	14.1%	16.6%	13.6%

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